HERITAGE FUNDS
                    ACCOUNTING AND PRICING SERVICES AGREEMENT


                               AMENDED SCHEDULE A
                               ------------------

Heritage Cash Trust (effective as of March 1, 1994):
        Money Market Fund
        Municipal Money Market Fund

Heritage Capital Appreciation Trust (effective as of March 1, 1994)

Heritage Income-Growth Trust (effective as of April 1, 1994)

Heritage Income Trust (effective as of April 1, 1994):
        High Yield Bond Fund
        Intermediate Government Fund

Heritage Series Trust (effective as of May 1, 1994):
        Small Cap Stock Fund
        Value Equity Fund
        Eagle International Equity Portfolio

Heritage Series Trust (effective as of November 16, 1995):
        Growth Equity Fund

Heritage Series Trust (effective as of September 29, 1997):
        Mid Cap Growth Fund

Heritage Series Trust (effective as of July 27, 1998):
        Aggressive Growth Fund

Heritage Series Trust (effective as of __________, 1999):
        Information Technology Fund




March 1, 1994, as last amended on _________, 1999